Exhibit 99.1

General Moly Announces Third Quarter 2011 Results

LAKEWOOD, Colo.--(BUSINESS WIRE)--November 1, 2011--General Moly, Inc. (the "Company") (NYSE Amex and TSX: GMO) announced its unaudited financial results for the third quarter ended September 30, 2011. Net loss for the three months ended September 30, 2011 was $2.4 million ($0.03 per share), compared to a loss of $6.3 million ($0.09 per share) for the year ago period. Net loss for the nine months ended September 30, 2011 was $11.9 million ($0.13 per share), compared to a loss of $12.4 million ($0.17 per share) for the year ago period.

Our cash balance at the end of the third quarter was $54 million, approximately equal to our cash balance at the end of 2010. During the third quarter, cash use of $4.9 million was the result of $2.4 million in development, engineering, and equipment deposit costs, $2 million in General and Administrative costs and costs associated with the pre-feasibility update for the Liberty project, and $0.5 million in debt issuance costs related to procurement of the Mt. Hope project's bank loan. During the fourth quarter 2011, spending levels will largely be tied to continued progress toward receipt of the Mt. Hope project's permits, not including a $9 million advanced royalty payment that was paid in October 2011 under the Company's Mt. Hope lease.

Financial information is included at the end of this release. A conference call to discuss the quarter's results and to provide a Company update is scheduled for today at 2:30pm Mountain Time, 4:30pm Eastern Time. A conference call slide presentation will be available on the Company's website prior to the call. Dial-in information is provided at the bottom of this release.

MT. HOPE PROJECT FINANCING UPDATE

When final permits are received, POS-Minerals Corporation (a 20% owner of the Mt. Hope project) is anticipated to fund its final $56 million initial contribution, plus 20% of all costs the Company has spent on the Mt. Hope project to date. The Company estimates this combined payment will be approximately $100 million. Thereafter, the Mt. Hope project will be funded 80% by the Company and 20% by POS-Minerals Corporation.

Also, within nine months after the Mt. Hope project’s permits are received, pursuant to the amended Securities Purchase Agreement between the Company and Hanlong (USA) Mining Investment, Inc. (“Hanlong”), Hanlong is obligated to procure a drawable loan from a Chinese bank of not less than $665 million. Despite the increased timing and flexibility provided to Hanlong, both parties remain committed to the availability of a drawable loan as expeditiously as possible following receipt of the Mt. Hope project’s permits and continue to work together toward a two or three month availability timeframe.

During October, Company representatives traveled to China, where they continued discussions and negotiations toward completing a specific term sheet for the Mt. Hope project’s debt facility with a Chinese bank. The Company’s goal is to complete loan documentation and approval so that receipt of federal and state permits is the only condition precedent to drawing on the debt facility. When the bank loan is in place and required permits are received, the Company intends to close on Hanlong’s Tranche 2 equity purchase for $40 million, bringing Hanlong’s share position in the Company to 25% on a fully-diluted basis.

MT. HOPE PROJECT PERMITTING UPDATE

The Battle Mountain Nevada office of the Bureau of Land Management (“BLM”) approved the Mt. Hope Draft Environmental Impact Statement (“DEIS”) for printing on October 21, 2011. Once the DEIS is printed, a Notice of Availability (“NOA”) will be submitted to the Washington, D.C. office of the BLM to authorize publication of the NOA in the Federal Register. The NOA process requires a summary document to be signed by five offices of the U.S. Department of Interior (“DOI”) before being published in the Federal Register, which will trigger the start of a 90 day public comment period. Although the NOA process has historically taken many months, recent efforts by the BLM and DOI have resulted in faster process timelines. The public comment period will include numerous meetings in Eureka County and surrounding communities to seek public review and comment on the findings of the DEIS, the proposed action and reasonable alternatives studied, and mitigation proposed. The DEIS is currently anticipated to be published in the Federal Register in the fourth quarter of 2011. Following publication of the DEIS, full permits are anticipated within six to nine months.

MT. HOPE PROJECT WATER RIGHTS UPDATE

On July 15, 2011, the Nevada State Engineer issued a Ruling granting the Company’s water right applications for the Mt. Hope project’s mining operations. With the water right applications granted by the Ruling, associated permits are anticipated to be issued following payment of statutory fees and, following the State Engineer’s approval of a Monitoring, Management, and Mitigation Plan (“3M Plan”), the water will be available for use at the Mt. Hope project.

During October, the Company, with input from Eureka County and area stakeholders, completed and submitted a 3M Plan to the State Engineer’s office for approval. The Company anticipates that the permits will be issued and the 3M Plan will be approved well in advance of the Company’s need to utilize water in 2012 for construction activities.

In August 2011, Eureka County and two other parties comprised of three individual water rights holders in Diamond Valley and one in Kobeh Valley, filed Petitions with the Nevada State District Court appealing the Ruling of the State Engineer. We continue to anticipate a favorable District Court decision, upholding the State Engineer’s Ruling; however, the date for any appeal hearings will be set by the District Court Judge and the Company has no control in the timing of these hearings. The appeal process could take twelve months from the original filing of the Petitions in August to a final ruling by the District Court. The appeal does not prevent the State Engineer from issuing the permits and upon issuance of the permits and approval of the 3M Plan, the Company will have the right to use the water for construction and operations at the Mt. Hope project.

MT. HOPE PROJECT ENGINEERING AND EQUIPMENT PROCUREMENT UPDATE

The Company will restart engineering and procurement efforts following the publication of the DEIS. Although the Company has purchased and ordered most of the long-lead milling equipment, firm orders for much of the mobile mine fleet and other process equipment must still be placed.

LIBERTY PROJECT UPDATE

In October 2011 the Company announced an 18% increase in molybdenum and a 47% increase in copper contained in proven and probable reserves, based on Canadian NI 43-101 definitions. These increases are the result of incorporating 33 core holes into the geologic model that were not previously included in the Liberty project 2008 pre-feasibility study as well as the utilization of $12.00 per pound molybdenum and $2.50 per pound copper prices in determining the reserves.

The larger reserve is part of a revised NI 43-101 compliant pre-feasibility study detailing updated resource estimates and project economics. The completed report, which estimates molybdenum and copper reserves and resources, production, capital and operating cost parameters along with project economics, will be issued shortly and filed on SEDAR.

The Company is also initiating discussions with a variety of parties regarding investment and off-take opportunities with respect to the Liberty project.

MOLYBDENUM MARKET UPDATE

During the third quarter of 2011, prices traded in a narrow range between $14.10 and $14.90 per pound, finishing the quarter at $14.10 per pound, according to Ryan’s Notes, a ferro-alloy industry news and pricing publication. Since quarter end, prices have traded lower and are currently trading at $12.65 per pound, a low for the year.

Additional information on the Company’s third quarter 2011 results will be available in General Moly’s 2011 Form 10-Q, which will be filed with the Securities and Exchange Commission and posted on the Company’s website.

CONFERENCE CALL

A conference call for analysts and investors to discuss its third quarter 2011 results and to provide a corporate update is scheduled for today at 4:30pm ET / 2:30pm MT. A listen-only webcast will be available on the Company's website.

Bruce D. Hansen, Chief Executive Officer, David A. Chaput, Chief Financial Officer and Robert I. Pennington, Vice President of Engineering and Construction will be available to answer questions during the call.

Conference Call Details
Dial-in Number	866.543.6403
International Dial-in Number	617.213.8896
Passcode	28048190

Replay	888.286.8010
International Replay Number	617.801.6888
Replay Passcode	94988041

Webcast Details
URL	www.generalmoly.com

GENERAL MOLY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(Unaudited - In thousands except per share amounts)

	September 30, 2011 (Unaudited)	December 31, 2010
ASSETS:
CURRENT ASSETS
Cash and cash equivalents	$54,360	$53,571
Deposits, prepaid expenses and other current assets	461	148
Total Current Assets	54,821	53,719
Mining properties, land and water rights	140,517	133,093
Deposits on project property, plant and equipment	64,783	68,363
Restricted cash held for electricity transmission	12,005	12,005
Restricted cash held for reclamation bonds	1,133	1,133
Non-mining property and equipment, net	877	1,045
Debt issuance costs	2,682	887
Other assets	2,994	2,994
TOTAL ASSETS	$279,812	$273,239
LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST AND EQUITY:
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,985	$4,138
Accrued advance royalties	8,950	9,500
Current portion of long term debt	10,562	194
Total Current Liabilities	21,497	13,832
Provision for post closure reclamation and remediation costs	562	571
Deferred gain	900	215
Accrued advance royalties	8,950	8,950
Accrued payments to Agricultural Sustainability Trust	4,000	4,000
Long term debt, net of current portion	151	10,481
Total Liabilities	36,060	38,049

COMMITMENTS AND CONTINGENCIES
CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST	98,073	98,753

EQUITY
Common stock, $0.001 par value; 200,000,000 shares authorized, 90,792,673 and 85,353,473 shares issued and outstanding, respectively	91	85
Additional paid-in capital	255,647	234,517
Accumulated deficit before exploration stage	(213)	(213)
Accumulated deficit during exploration and development stage	(109,846)	(97,952)
Total Equity	145,679	136,437
TOTAL LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST AND EQUITY	$279,812	$273,239

GENERAL MOLY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended		January 1, 2002 (Inception of Exploration Stage) to September 30, 2011
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

REVENUES	$—	$—	$—	$—	$—
OPERATING EXPENSES:
Exploration and evaluation	793	191	1,249	499	39,382
Write downs of development costs and deposits	—	5,038	3,403	5,038	8,819
General and administrative expenses	1,526	2,037	7,754	7,741	67,281
TOTAL OPERATING EXPENSES	2,319	7,266	12,406	13,278	115,482
LOSS FROM OPERATIONS	(2,319)	(7,266)	(12,406)	(13,278)	(115,482)
OTHER INCOME / (EXPENSE)
Interest and dividend income	—	3	19	9	4,060
Interest expense	(61)	(63)	(187)	(104)	(351)
TOTAL OTHER (EXPENSE) / INCOME, NET	(61)	(60)	(168)	(95)	3,709
LOSS BEFORE INCOME TAXES	(2,380)	(7,326)	(12,574)	(13,373)	(111,773)
Income Taxes	—	—	—	—	—
CONSOLIDATED NET LOSS	$(2,380)	$(7,326)	$(12,574)	$(13,373)	$(111,773)
Less: Net loss attributable to contingently redeemable noncontrolling interest	—	1,007	680	1,007	1,927
NET LOSS ATTRIBUTABLE TO GENERAL MOLY, INC.	$(2,380)	$(6,319)	$(11,894)	$(12,366)	$(109,846)
Basic and diluted net loss attributable to General Moly, Inc. per share of common stock	$(0.03)	$(0.09)	$(0.13)	$(0.17)
Weighted average number of shares outstanding – basic and diluted	90,778	72,571	90,518	72,562

GENERAL MOLY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In thousands)

	Nine Months Ended		January 1, 2002 (Inception of Exploration Stage) to September 30, 2011
	September 30, 2011	September 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(12,574)	$(13,373)	$(111,773)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	306	273	1,538
Interest expense	187	104	351
Equity compensation for employees and directors	1,556	940	16,655
(Increase) decrease in deposits, prepaid expenses and other	(313)	107	(369)
(Decrease) increase in accounts payable and accrued liabilities	(2,703)	424	755
(Decrease) increase in post closure reclamation and remediation costs	(9)	(25)	353
Write downs of development costs and deposits	3,403	5,038	8,819
Services and expenses paid with common stock	—	—	1,990
Repricing of warrants	—	585	965
(Increase) in restricted cash held for electricity transmission	—	—	(12,005)
Net cash used by operating activities	(10,147)	(5,927)	(92,721)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the purchase of equipment	—	—	(1,548)
Purchase and development of mining properties, land and water rights	(7,297)	(10,534)	(116,004)
Deposits on property, plant and equipment, net of refunds	177	(24,905)	(67,907)
Proceeds from option to purchase agreements	585	100	800
Purchase of securities	—	—	(137)
Increase in restricted cash held for reclamation bonds	—	—	(642)
Cash provided by sale of marketable securities	—	—	246
Net cash used by investing activities	(6,535)	(35,339)	(185,192)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock, net of issuance costs	19,415	56	227,722
Net (decrease) increase in leased assets	(149)	(129)	181
Payments for debt issuance costs	(1,795)	—	(2,682)
Proceeds from debt	—	10,000	10,000
Cash proceeds from POS-Minerals Corporation	—	—	100,000
Cash paid to POS-Minerals Corporation for purchase price adjustment	—	—	(2,994)
Net cash provided by financing activities	17,471	9,927	332,227
Net increase (decrease) in cash and cash equivalents	789	(31,339)	54,314
Cash and cash equivalents, beginning of period	53,571	48,614	46
Cash and cash equivalents, end of period	$54,360	$17,275	$54,360
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equity compensation capitalized as development	$165	$714	$6,365
Restricted cash held for reclamation bond acquired in an acquisition	—		491
Post closure reclamation and remediation costs and accounts payable assumed in an acquisition	—	—	263
Common stock and warrants issued for property and equipment	—	—	1,586
Accrued portion of deposits on property, plant and equipment	—	—	183
Receivable portion of deferred gain	100	—	100
Accrued portion of advance royalties	—	—	17,900
Accrued portion of payments to the Agricultural Sustainability Trust	—	—	4,000

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world's largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company. These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes. The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled. For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC. The Company undertakes no obligation to update forward-looking statements.

Cautionary Note to U.S. Investors Concerning Estimates of Reserves and Resources

Calculations with respect to "proven reserves" and "probable reserves" referred to above have been made in accordance with, and using the definitions of National Instrument 43-101, as required by Canadian securities regulatory authorities. For United States reporting purposes, the U.S. SEC applies a different standard in order to classify mineralization as a "reserve". Under SEC standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally extracted or produced at the time the reserve determination is made. No such determinations have been made with respect to any mineralization at the Liberty project, and it cannot be assured that such a determination will be made. This release also uses the terms “measured”, “indicated” and “inferred” resources. We caution U.S. investors that while such terms are recognized and required by Canadian Securities Administrators pursuant to the National Instrument 43-101, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred Resources”, in particular, have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian Securities Administration rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or pre-feasibility studies. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.

CONTACT:
General Moly:
Investors and Business Development
Seth Foreman, 303-928-8591
sforeman@generalmoly.com
or
Media
Zach Spencer, 775-748-6059
zspencer@generalmoly.com
http://www.generalmoly.com
info@generalmoly.com